UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 11, 2002

NuTECH DIGITAL, INC.
(Exact name of Registrant as specified in charter)

California	000-50021	95-4642831
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification Number)

7900 Gloria Avenue
Van Nuys, California 91406
(Address of principal executive offices)

Registrant’s telephone number, including area code: (818) 994-3831

Item 4.    Changes in Registrant’s Certifying Accountant.

On October 15, 2002, NuTech Digital, Inc. (the “Company”) filed a Form 8-K with the Securities and Exchange Commission reporting the resignation of its auditor, Moffitt & Company, P.C.

On November 11, 2002, the Company engaged the firm of Farber & Hass LLP as its new auditors.

The decision to retain the services of Farber & Hass LLP was approved by the Company’s Board of Directors.

Prior to engaging Farber & Hass LLP, the Company had not consulted Farber & Hass LLP regarding the application of accounting principles to a specified transaction, completed or proposed, the type of audit opinion that might be rendered on the Company’s financial statements or a reportable event, nor did the Company consult with Farber & Hass LLP regarding any disagreements with its prior auditor on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which disagreements, if not resolved to the satisfaction of the prior auditor, would have caused it to make a reference to the subject matter of the disagreements in connection with its reports.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NuTECH DIGITAL, INC.

By:	/s/ Lee Kasper
Lee Kasper, President
Dated: January 22, 2003